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                                                        Exhibit 22

                SUBSIDIARIES OF THE REGISTRANT


     Name                                         Jurisdiction of Organization
     ----                                         ----------------------------

1.   Clipper Cruise Line, Inc.                    Delaware

2.   Republic Cruise Line, Inc.                   Delaware

3.   Liberty Cruise Line, Inc.                    Delaware

4.   Clipper Adventure Cruises, Inc.              Delaware